                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                            ---------------------

                                    FORM 8-A


               FOR REGISTRATION OFCERTAIN  CLASSES OF SECURITIES

                       PURSUANT TO SECTION 12(b) OR 12(g)
                                       OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               JP FOODSERVICE, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                                                 52-1634568
----------------------------------------           -------------------------------------------------
(State of Incorporation or Organization)                    (I.R.S. Employer Identification No.)


         9830 Patuxent Woods Drive
           Columbia, Maryland                                           21046
-------------------------------------------                         ------------
(Address of principal executive offices)                             (ZIP code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


Title of Each Class                                                 Name of Each Exchange on Which
to be so Registered                                                 Each Class is to be Registered
-------------------                                         ----------------------------------------------

Rights to Purchase                                                  New York Stock Exchange, Inc.
Series A Preferred Stock, par value $.01



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                                      None





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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information required by Item 1 of Form 8-A was filed with the Securities and Exchange Commission on February 22, 1996 by JP Foodservice, Inc. (the "Registrant") as part of the Registrant's Current Report on Form 8-K, and is incorporated herein by this reference.

ITEM 2.  EXHIBITS.

         The following exhibits are filed with this Registration Statement:

         1. Rights Agreement, dated as of February 19, 1996, between the Company and The Bank of New York, as Rights Agent, filed as Exhibit 4 to the Registrant's Current Report on Form 8-K on February 22, 1996 with the Securities and Exchange Commission and incorporated herein by reference.

         2. Amendment No. 1, dated as of May 17, 1996, to the Rights Agreement, dated as of February 19, 1996, between the Registrant and The Bank of New York, as Rights Agent, filed as Exhibit 10.26 to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No.: 333-07321) and incorporated herein by reference.

         3. Amendment No. 2 to Rights Agreement, dated as of September 26, 1996, dated as of February 19, 1996, between the Registrant and The Bank of New York, as Rights Agent, filed as Exhibit 10.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-3 (File No.: 333-14039) and incorporated herein by reference.





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                                   SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                 JP FOODSERVICE, INC.





Date:  December 19, 1996         By: /s/ David M. Abramson
                                     -------------------------------------------
                                     David M. Abramson
                                     Senior Vice President and General Counsel





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